NII HOLDINGS ANNOUNCES FIRST QUARTER 2015 RESULTS

•	Total net subscriber additions of 165,000, resulting in an ending subscriber base of 9.3 million

•	Consolidated operating revenues of $764 million

•	Consolidated adjusted operating loss before depreciation and amortization (adjusted OIBDA loss) of $21 million

RESTON, Va., May 7, 2015 - NII Holdings, Inc. [OTC: NIHDQ] today announced its consolidated financial results for the first quarter of 2015, which include the Company’s operations in Mexico that were sold to AT&T on April 30, 2015. The Company reported 165,000 total net subscriber additions for the quarter driven by growth on its 3G networks in both Brazil and Mexico. The Company ended the quarter with 9.3 million total subscribers, a 2 percent increase from a year ago. Financial results for the first quarter of 2015 included consolidated operating revenues of $764 million, a 20 percent decrease compared to the first quarter of 2014; a consolidated adjusted OIBDA loss of $21 million, which excludes the impact of non-cash asset impairments, restructuring charges and other unusual items; and a consolidated operating loss of $165 million. For the first quarter of 2015, the Company generated a net loss from continuing operations of $309 million. Capital expenditures were $27 million for the quarter. The Company ended the first quarter with $774 million in consolidated cash, cash equivalents and short-term investments.

“I am pleased to report improvements in our operational performance during the first quarter, including a return to subscriber growth in Mexico, continued subscriber growth in Brazil and an increase in OIBDA driven by lower customer acquisition costs. Despite these improvements, weak macroeconomic conditions and lower local currency exchange rates continued to weigh down our reported results for the quarter,” said Steve Shindler, NII Holdings’ chief executive officer. “We expect the macroeconomic environment and its impact on foreign exchange rates to continue to affect our businesses in Brazil and Argentina for the rest of 2015. Our focus for the remainder of the year will be to continue to build our 3G subscriber base in Brazil and deliver local currency revenue growth by offering innovative service plans that meet the needs of our customers. To support that effort, we will continue to invest in our Brazilian operations, including modernizing our IT systems and maintaining the quality of our 3G networks. We will also continue to pursue cost savings strategies to reduce the impact of some of the economic challenges we’re facing in our markets.”

NII Holdings' consolidated average monthly service revenue per subscriber (ARPU) was $22 for the first quarter of 2015, down from $29 in the same quarter last year. Approximately $4 of the decline in consolidated ARPU was due to weaker foreign currency exchange rates and the remainder was related to an increase in the mix of prepaid customers in Mexico who generally contribute lower average revenue per user compared to postpaid customers. The Company also reported consolidated average monthly churn of 3.55 percent for the period, compared to 3.43 percent in the first quarter of 2014. Consolidated cost per gross addition (CPGA) was $151 for the first quarter of 2015, a $139 decrease from the year ago period, primarily due to a higher mix of prepaid gross subscriber additions in Mexico and an increase in new postpaid subscribers in Brazil who use their own handsets rather than purchasing a new one from the Company.

“The previously announced closing of the sale of Nextel Mexico to AT&T will provide us with the funding we need to continue to grow and effectively compete in Brazil while we continue to seek strategic options for our business in Argentina,” said Juan Figuereo, NII Holdings' executive vice president and chief financial officer. “We also recently received permission from the bankruptcy court to solicit creditor approval of our proposed reorganization plan which, if approved by our creditors and confirmed by the bankruptcy court, would allow us to emerge from Chapter 11 by mid-year. While we are encouraged by these developments, we believe the key to enhancing the value of our business is to deliver better financial results, and we will remain focused on achieving that goal.”

In light of the pending bankruptcy proceedings under Chapter 11 of the Bankruptcy Code, the Company will not host a financial results conference call this quarter. Additional details regarding the Company’s results and bankruptcy proceedings are included in the Company’s Quarterly Report on Form 10-Q for the first quarter that was filed with the Securities and Exchange Commission this morning. Additional operational and financial details are also available under the Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial table, NII Holdings has presented consolidated adjusted OIBDA, ARPU, and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, VA, is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil and Argentina, offers fully integrated wireless communications tools with digital cellular voice services, data services and wireless Internet access. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.
Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, including with respect to the status and timing of matters relevant to the Company’s pending proceedings under Chapter 11 of the Bankruptcy Code, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to meet its business plans, the Company’s ability to develop and gain creditor support for a plan of reorganization and emerge from its Chapter 11 bankruptcy proceedings, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2015. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of liquidity constraints; the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the risk that the Company’s network technologies will not perform properly or support the services our customers want or need; the ability of the Company to continue as a going concern; the ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceedings; the ability to obtain creditor support for, and complete the proposed plan of reorganization with respect to the Company’s and certain of its subsidiaries’ Chapter 11 proceedings; the impact of Bankruptcy Court rulings in the Chapter 11 proceedings and the outcome of the Chapter 11 proceedings in general; the length of time the Company and certain of its subsidiaries remain subject to the Chapter 11 proceedings and the Bankruptcy Court’s jurisdiction; risks associated with actions taken or motions filed by third parties in the Chapter 11 proceedings, which may interfere with the ability to develop and consummate the proposed plan of reorganization; the potential adverse effects of the Chapter 11 proceedings on the liquidity, results of operations, brand or business prospects of the Company’s operating subsidiaries; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 proceedings and other litigation; and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.
Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Tahmin Clarke
(703) 390-7174
tahmin.clarke@nii.com

* All financial information below includes the results of Nextel Mexico which was sold to AT&T on April 30, 2015.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(in millions, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Operating revenues Service and other revenues	$719.5	$900.0
Handset and accessory revenues	44.4	55.8
	763.9	955.8
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	291.6	319.8
Cost of handsets and accessories	160.1	261.2
Selling, general and administrative	333.6	433.7
Impairment and restructuring charges (benefits)	7.3	(2.5)
Depreciation	116.1	139.0
Amortization	20.1	16.9
	928.8	1,168.1
Operating loss	(164.9)	(212.3)
Other (expense) income Interest expense, net	(56.7)	(140.2)
Interest income	10.3	20.1
Foreign currency transaction (losses) gains, net	(93.4)	3.8
Other income (expense), net	9.9	(4.7)
	(129.9)	(121.0)
Loss from continuing operations before reorganization items and income tax provision	(294.8)	(333.3)
Reorganization items	(13.6)	—
Income tax provision	(1.1)	(5.0)
Net loss from continuing operations	(309.5)	(338.3)
Loss from discontinued operations, net of income taxes	—	(37.8)
Net loss	$(309.5)	$(376.1)

Net loss from continuing operations per common share, basic and diluted	$(1.80)	$(1.97)
Net loss from discontinued operations per common share, basic and diluted	—	(0.22)
Net loss per common share, basic and diluted	$(1.80)	$(2.19)

Weighted average number of common shares outstanding, basic and diluted	172.4	172.1

CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$616.7	$573.6
Short-term investments	157.1	153.6
Accounts receivable, less allowance for doubtful accounts of $47.2 and $55.0	346.8	398.7
Handset and accessory inventory	172.0	207.6
Deferred income taxes, net	41.3	50.7
Prepaid expenses and other	404.0	329.2
Total current assets	1,737.9	1,713.4
Property, plant and equipment, net	2,088.4	2,432.9
Intangible assets, net	687.7	822.1
Deferred income taxes, net	7.1	5.8
Other assets	375.9	456.4
Total assets	$4,897.0	$5,430.6
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$204.4	$279.8
Accrued expenses and other	472.2	563.0
Deferred revenues	71.6	89.0
Current portion of long-term debt	1,058.4	777.6
Total current liabilities	1,806.6	1,709.4
Long-term debt	687.1	734.8
Deferred income tax liabilities	43.2	58.1
Other long-term liabilities	272.3	299.6
Total liabilities	2,809.2	2,801.9
Liabilities subject to compromise	4,591.7	4,593.5
Commitments and contingencies
Stockholders’ deficit
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001, 600.0 shares authorized, 172.4 shares issued and outstanding —2015 and 2014	0.2	0.2
Paid-in capital	1,519.3	1,517.1
Accumulated deficit	(2,460.2)	(2,150.7)
Accumulated other comprehensive loss	(1,563.2)	(1,331.4)
Total stockholders’ deficit	(2,503.9)	(1,964.8)
Total liabilities and stockholders’ deficit	$4,897.0	$5,430.6

CONSOLIDATED CASH FLOW DATA
(in millions)

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Cash and cash equivalents, beginning of period	$573.6	$1,730.3
Net cash used in operating activities	(170.9)	(485.6)
Net cash used in investing activities	(116.9)	90.4
Net cash provided (used in) by financing activities	335.9	(4.6)
Effect of exchange rate changes on cash and cash equivalents	(5.0)	(34.2)
Change in cash and cash equivalents related to discontinued operations	—	(2.6)
Cash and cash equivalents, end of period	$616.7	$1,293.7

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(UNAUDITED)

NII Holdings, Inc. (1)
(subscribers in thousands)

	Three Months Ended March 31,
	2015	2014
iDEN	5,237.7	7,046.2
WCDMA	4,112.1	2,132.1
Total subscriber units in commercial service (as of March 31)	9,349.8	9,178.3

iDEN net subscriber losses	(150.5)	(403.8)
WCDMA net subscriber additions	315.9	336.3
Total net subscriber additions (losses)	165.4	(67.5)

Migrations from iDEN to WCDMA	124.8	268.0

iDEN customer churn	3.81%	3.75%
WCDMA customer churn	3.22%	2.14%
Churn (%)	3.55%	3.43%

Average monthly revenue per handset/unit in service (ARPU) (2)	$22	$29

Cost per gross add (CPGA) (2)	$151	$290

(1) All operating results and metrics presented herein have been adjusted to exclude the results of Nextel Chile, which have been accounted for as discontinued operations.

(2)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three Months Ended
March 31, 2015 and 2014” included in this release.

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2015	2014
Service and other revenues	$340.6	$425.8

Handset and accessory revenues	22.7	35.4
Cost of handsets and accessories	(55.8)	(111.7)
Handset and accessory net subsidy	(33.1)	(76.3)
Cost of service (exclusive of depreciation and amortization)	(130.1)	(168.2)
Selling, general and administrative	(173.9)	(210.4)
Segment earnings (losses)	$3.5	$(29.1)

iDEN	2,420.7	3,455.6
WCDMA	1,971.9	673.8
Total subscriber units in commercial service (as of March 31)	4,392.6	4,129.4

iDEN net subscriber losses	(190.2)	(88.3)
WCDMA net subscriber additions	241.3	259.5
Total net subscriber additions	51.1	171.2

Migrations from iDEN to WCDMA	58.3	76.4

iDEN customer churn	3.19%	2.53%
WCDMA customer churn	2.97%	1.47%
Churn (%)	3.10%	2.39%

ARPU (2)	$23	$31

CPGA (2)	$164	$272

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2015	2014
Service and other revenues	$291.4	$373.3

Handset and accessory revenues	10.0	8.5
Cost of handsets and accessories	(85.0)	(133.3)
Handset and accessory net subsidy	(75.0)	(124.8)
Cost of service (exclusive of depreciation and amortization)	(136.3)	(124.8)
Selling, general and administrative	(99.1)	(136.2)
Segment losses	$(19.0)	$(12.5)

iDEN	882.1	1,593.8
WCDMA	2,140.2	1,458.4
Total subscriber units in commercial service (as of March 31)	3,022.3	3,052.2

iDEN net subscriber additions (losses)	59.2	(289.1)
WCDMA net subscriber additions	74.6	76.8
Total net subscriber additions (losses)	133.8	(212.3)

Migrations from iDEN to WCDMA	66.5	191.7

iDEN customer churn	4.62%	5.68%
WCDMA customer churn	3.44%	2.40%
Churn (%)	3.77%	4.30%

ARPU (2)	$27	$35

CPGA (2)	$183	$578

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2015	2014
Service and other revenues	$87.4	$100.9

Handset and accessory revenues	11.7	11.8
Cost of handsets and accessories	(19.3)	(16.1)
Handset and accessory net subsidy	(7.6)	(4.3)
Cost of service (exclusive of depreciation and amortization)	(25.2)	(26.9)
Selling, general and administrative	(36.4)	(42.7)
Segment earnings	$18.2	$27.0

iDEN	1,934.9	1,996.7
WCDMA	—	—
Total subscriber units in commercial service (as of March 31)	1,934.9	1,996.7

iDEN net subscriber losses	(19.5)	(26.4)
WCDMA net subscriber additions	—	—
Total net subscriber losses	(19.5)	(26.4)

iDEN customer churn	4.25%	4.16%
WCDMA customer churn	—	—
Churn (%)	4.25%	4.16%

ARPU (2)	$14	$15

CPGA (2)	$60	$66

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended March 31,
	2015	2014
Consolidated operating loss	$(164.9)	$(212.3)
Consolidated depreciation	116.1	139.0
Consolidated amortization	20.1	16.9
Consolidated operating loss before depreciation and amortization	(28.7)	(56.4)
Restructuring charges (benefits)	2.0	(2.5)
Non-cash asset impairment charges	5.3	—
Costs related to Chapter 11 filing	—	4.1
Consolidated adjusted operating loss before depreciation and amortization	$(21.4)	$(54.8)

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended March 31,
	2015	2014

Service and other revenues	$719.5	$900.0
Less: other revenues	(101.2)	(103.8)
Total subscriber revenues	$618.3	$796.2

ARPU calculated with subscriber revenues	$22	$29

ARPU calculated with service and other revenues	$26	$33

Nextel Brazil

	Three Months Ended March 31,
	2015	2014

Service and other revenues	$340.6	$425.8
Less: other revenues	(38.5)	(51.6)
Total subscriber revenues	$302.1	$374.2

ARPU calculated with subscriber revenues	$23	$31

ARPU calculated with service and other revenues	$26	$35

Nextel Mexico

	Three Months Ended March 31,
	2015	2014

Service and other revenues	$291.4	$373.3
Less: other revenues	(54.2)	(42.2)
Total subscriber revenues	$237.2	$331.1

ARPU calculated with subscriber revenues	$27	$35

ARPU calculated with service and other revenues	$33	$39

Nextel Argentina

	Three Months Ended March 31,
	2015	2014

Service and other revenues	$87.4	$100.9
Less: other revenues	(8.4)	(11.1)
Total subscriber revenues	$79.0	$89.8

ARPU calculated with subscriber revenues	$14	$15

ARPU calculated with service and other revenues	$15	$17

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended March 31,
	2015	2014

Consolidated handset and accessory revenues	$44.4	$55.8
Less: consolidated uninsured handset replacement revenues	(2.3)	(5.2)
Consolidated handset and accessory revenues, net	42.1	50.6
Less: consolidated cost of handsets and accessories	160.1	261.2
Consolidated handset subsidy costs	118.0	210.6
Consolidated selling and marketing	102.2	141.4
Costs per statement of operations	220.2	352.0
Less: consolidated costs unrelated to initial customer acquisition	(45.7)	(96.4)
Customer acquisition costs	$174.5	$255.6

Cost per Gross Add	$151	$290

Nextel Brazil

	Three Months Ended March 31,
	2015	2014

Handset and accessory revenues	$22.7	$35.4
Less: uninsured handset replacement revenues	(0.4)	(2.1)
Handset and accessory revenues, net	22.3	33.3
Less: cost of handsets and accessories	55.8	111.7
Handset subsidy costs	33.5	78.4
Selling and marketing	48.9	68.8
Costs per statement of operations	82.4	147.2
Less: costs unrelated to initial customer acquisition	(7.3)	(21.7)
Customer acquisition costs	$75.1	$125.5

Cost per Gross Add	$164	$272

Nextel Mexico

	Three Months Ended March 31,
	2015	2014

Handset and accessory revenues	$10.0	$8.5
Less: uninsured handset replacement revenues	(1.8)	(3.0)
Handset and accessory revenues, net	8.2	5.5
Less: cost of handsets and accessories	85.0	133.3
Handset subsidy costs	76.8	127.8
Selling and marketing	44.2	59.0
Costs per statement of operations	121.0	186.8
Less: costs unrelated to initial customer acquisition	(35.3)	(74.0)
Customer acquisition costs	$85.7	$112.8

Cost per Gross Add	$183	$578

Nextel Argentina

	Three Months Ended March 31,
	2015	2014

Handset and accessory revenues	$11.7	$11.8
Less: uninsured handset replacement revenues	—	—
Handset and accessory revenues, net	11.7	11.8
Less: cost of handsets and accessories	19.3	16.1
Handset subsidy costs	7.6	4.3
Selling and marketing	9.2	11.2
Costs per statement of operations	16.8	15.5
Less: costs unrelated to initial customer acquisition	(3.2)	(0.6)
Customer acquisition costs	$13.6	$14.9

Cost per Gross Add	$60	$66

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three months ended March 31, 2014 compared to the same period in 2015 by (i) adjusting the relevant measures for the three months ended March 31, 2014 to levels that would have resulted if the average foreign currency exchange rates for the three months ended March 31, 2014 were the same as the average foreign currency exchange rates that were in effect for the three months ended March 31, 2015; and (ii) comparing the actual and adjusted financial measures for the three months ended March 31, 2014 to the similar financial measures for the three months ended March 31, 2015 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, Nextel Mexico and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three months ended March 31, 2015 and 2014. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended March 31, 2015 and 2014 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three months ended March 31, 2015 compared to the same period in 2014 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Three Months Ended December 31,
	1Q 2014 Actual	1Q 2014 Adjustment (1)	1Q 2014 Normalized (1)	1Q 2015 Actual	1Q 2014 to 1Q 2015 Actual Growth Rate (2)	1Q 2014 to 1Q 2015 Normalized Growth Rate (3)

Consolidated:
Operating revenues	$955,781	$(137,601)	$818,180	$763,869	(20)%	(7)%
Adjusted operating loss before depreciation and amortization	(54,799)	3,224	(51,575)	(21,397)	(61)%	(59)%
Nextel Brazil:
Operating revenues	$461,224	$(80,634)	$380,590	$363,356	(21)%	(5)%
Segment (losses) earnings	(29,145)	5,095	(24,050)	3,523	(112)%	(115)%
Nextel Mexico:
Operating revenues	$381,844	$(43,223)	$338,621	$301,415	(21)%	(11)%
Segment losses	(12,540)	1,419	(11,121)	(19,028)	52%	71%
Nextel Argentina:
Operating revenues	$112,680	$(13,745)	$98,935	$99,046	(12)%	—
Segment earnings	26,978	(3,291)	23,687	18,189	(33)%	(23)%

(1)
The "1Q 2014 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three months ended March 31, 2015 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three months ended March 31, 2014, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the column "1Q 2014 Normalized" reflect the amount determined by subtracting the "1Q 2014 Normalized" amounts calculated as described in the preceding sentence from the "1Q 2014 Normalized" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three months ended March 31, 2015. The average foreign currency exchange rates for each of the relevant currencies during the three months ended March 31, 2015 and 2014 for purposes of these calculations were as follows:

	Three Months Ended March 31,
	2015	2014
Brazilian real	2.86	2.36
Mexican peso	14.93	13.24
Argentine peso	8.69	7.63

(2)	The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "1Q 2015 Actual" columns with those in the "1Q 2014 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "1Q 2015 Actual" columns with those in the "1Q 2014 Normalized" columns.